UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

ANTARES PRIVATE CREDIT FUND

(Exact name of Registrant as specified in its charter)

Delaware	814-01793	93-2791194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200
Chicago, Illinois
60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 312 638-4000

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Investment Advisory Agreement

On August 19, 2026, Antares Private Credit Fund (the “Fund”) entered into an Amended and Restated Investment Advisory Agreement (the “Amended and Restated Investment Advisory Agreement”) with Antares Capital Credit Advisers LLC, the Fund’s investment adviser (the “Adviser”). The Amended and Restated Investment Advisory Agreement amends and restates the Investment Advisory Agreement dated as of October 31, 2024, by and between the Fund and the Adviser (the “Investment Advisory Agreement”) in response to comments issued by certain state securities regulators in connection with their review of the Fund’s continuous offering of common shares of beneficial interest (the “Offering”). The terms of the Amended and Restated Investment Advisory Agreement are unchanged from those of the Investment Advisory Agreement, under which the Adviser has provided investment advisory services to the Fund, except to, among other things, update certain indemnification provisions as applied to the Adviser and the Fund’s administrator and clarify certain provisions with respect to expenses to be borne by the Adviser.

Amended and Restated Administration Agreement

On August 19, 2026, the Fund entered into an Amended and Restated Administration Agreement (the “Amended and Restated Administration Agreement”) with Antares Capital Credit Advisers LLC (in its capacity as the Fund's administrator, the “Administrator”). The Amended and Restated Administration Agreement amends and restates the Administration Agreement, dated as of October 31, 2024, by and between the Fund and the Administrator (the “Administration Agreement”) in response to comments issued by certain state securities regulators in connection with their review of the Offering. The terms and conditions of the Amended and Restated Administration Agreement are unchanged from those of the Administration Agreement, under which the Administrator has provided administrative services to the Fund, except to, among other things, update certain indemnification and exculpation provisions as applied to the Administrator and clarify certain provisions with respect to expenses to be borne by the Administrator.

The descriptions above are only summaries of material updates to the Amended and Restated Investment Advisory Agreement and the Amended and Restated Administration Agreement and are qualified in their entirety by reference to a copy of the Amended and Restated Investment Advisory Agreement and the Amended and Restated Administration Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Declaration of Trust

On August 19, 2026, the Board of Trustees of the Fund adopted the Fund’s Second Amended and Restated Declaration of Trust (the “Second Amended and Restated Declaration of Trust”), effective the same day, in response to comments issued by certain state securities regulators in connection with their review of the Offering. The Second Amended and Restated Declaration of Trust, among other items, clarifies that certain types of costs and expenses of the Administrator will not be borne by the Fund, updates certain indemnification and exculpation provisions, clarifies certain provisions regarding shareholder voting thresholds, and clarifies certain provisions regarding fiduciary duties of the Adviser and the Trustees.

Amended and Restated Bylaws

On August 19, 2026, the Board of Trustees of the Fund adopted the Fund’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective the same day, in response to comments issued by certain state securities regulators in connection with their review of the Offering. The Amended and Restated Bylaws, among other items, clarify certain provisions regarding shareholder requested special meetings, update the quorum requirements for shareholder meetings and meetings of the Board of Trustees, and clarify certain provisions regarding trustee compensation arrangements.

The descriptions above are only summaries of material updates to the Second Amended and Restated Declaration of Trust and the Amended and Restated Bylaws and are qualified in their entirety by reference to copies of the Second Amended and Restated Declaration of Trust and the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Declaration of Trust

3.2	Amended and Restated Bylaws

10.1	Amended and Restated Investment Advisory Agreement

10.2	Amended and Restated Administration Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PRIVATE CREDIT FUND

Date: August 21, 2026	By:	/s/ Thomas Sweeney
	Name:	Thomas Sweeney
	Title:	Chief Financial Officer